AIRCRAFT PURCHASE AGREEMENT
                           ---------------------------


          This Aircraft Purchase Agreement is made and entered into as of April 25, 2000, by and between SkyLife Aviation, L.L.C., a Missouri limited liability company ("Seller") and ARCH Air Medical Service, Inc., a Missouri corporation ("Buyer").


                                    RECITALS

          Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, two used Beechcraft King Air airplanes described on Exhibit A hereto (the "Airplane" or "Airplanes") on the terms and subject to the conditions, and at a purchase price determined as set forth herein.

                                    AGREEMENT

          IT  IS  THEREFORE  AGREED  as  follows:

Section  1.  Sale  of  Aircraft.
----------   ------------------

          Seller agrees to sell and Buyer agrees to purchase: one (1) 1979 Beech model B100 aircraft bearing manufacturer's serial number BE-64 and United States Registration No. N4490M; and one (1) 1977 Beech model B100 aircraft bearing manufacturer's serial number BE-27 and United States Registration No. N8TGE, equipped per "Attachment A" (the "Aircraft").

Section  2.  Purchase  Price.
----------   ---------------

          The purchase price for the Airplane shall be One Million Six Hundred Fifty Thousand Dollars ($1,650,000.00) which shall be paid as provided herein.

Section  3.  Closing.
----------   -------

           At  the  Closing,  the  following  deliveries  shall  be  made:

          (a) Deliveries by Seller. Seller shall deliver the Airplanes to Buyer and Buyer shall accept such delivery at Seller's facility at Spirit of St. Louis Airport in St. Louis, Missouri. Delivery of each Airplane shall be deemed to occur upon delivery to Buyer of a duly executed U. S. Federal Aviation Administration ("FAA") Bill of Sale conveying good title to the Airplane, free and clear of any liens or encumbrances. Delivery of the Airplanes shall be accompanied by delivery of all log books, flight manuals, maintenance records, component cards and other records pertaining to the operation and maintenance of the Airplanes that Seller has in its position. Seller shall also deliver a signed release or other evidence of release of all liens presently outstanding on the Airplanes.


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          (b)     Deliveries  by Buyer.  At the Closing, and concurrent with the delivery of the Airplanes to Buyer, Buyer shall pay the purchase price to Seller by wire transfer in immediately available funds to Seller's bank account identified by Seller to Buyer in writing at least one day before the Closing.

Section  4.  Representations  and  Warranties  of  Seller.
----------   --------------------------------------------

          Seller  represents  and  warrants  to  Buyer  as  follows:

          (a) Airworthy Condition. The Airplanes have been maintained in airworthy condition in accordance with maintenance requirements of the FAA and the manufacturer of the Airplanes. Except for such representation and warranty, Buyer agrees to accept the Aircraft in an "as is, where is" condition, and Seller makes no warranty of merchantability of the Aircraft and/or its equipment. Buyer understands that Seller is neither the manufacturer nor has Seller been the sole owner of the Aircraft and makes no warranties whatsoever, either expressed or implied, with regard to the Aircraft, accessories, log books, fitness for any particular purpose, other than Seller's warranty that it will deliver title to the Aircraft free and clear of all encumbrances.

          (b) Good Title. Seller is the lawful owner of the Airplanes and at the Closing, Seller's sale to the Buyer shall transfer good and lawful title to the Airplanes, free and clear of all liens, encumbrances and charges, other than liens for taxes not yet delinquent and any liens, charges or encumbrances arising out of or in connection with any act or omission of Buyer or any person claiming by or through or under Buyer.

          (c) Legal Status; Authority. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Missouri. Seller has full power and authority to transfer its right, title and interest in the Airplanes to Buyer. This Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy law and equitable principals. This Agreement does not, and the performance of this Agreement will not, violate any law or regulation, and will not result in any breach of any agreement to which Seller is a party or by which the Airplanes are bound.

          (d) To Seller's knowledge no federal or state approvals will be necessary to transfer title to Buyer at the Closing other than such approvals as will have been obtained on or prior to the date of Closing.

Section  5.  Representations  and  Warranties  of  Buyer.
----------   -------------------------------------------

          Buyer  represents  and  warrants  as  follows:

          Corporate Status; Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer has full corporate power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer and enforceable against Buyer in accordance with its terms, subject to bankruptcy law and equitable principals. This Agreement does not, and the performance of this Agreement will not, violate any law or regulation, and will not result in any breach of any agreement to which Buyer is a party or by which the Airplanes are bound.


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
Section  6.   Taxes.
-----------   -----

          (a) The Purchase Price for the Airplanes does not include any transfer tax, duty or other similar fee. Buyer agrees to pay any transfer tax, duty or other similar fee imposed upon or arising out of the sale of the Airplanes (except with respect to income taxes on the net income of Seller), and agrees to reimburse Seller and hold Seller harmless from and against any such tax, duty or other similar sales fee paid or payable by Seller.

          (b) Any and all taxes levied or assessed by any taxing authority in respect to ownership of the Airplane, including, but not limited to, any and all ad valorem property taxes, based upon ownership prior to the Closing Date shall be paid by Seller and all such taxes assessed or levied based upon ownership after the Closing Date shall be paid by Buyer. Nothing in this subsection (b) shall limit the right of Buyer and Seller to contest in good faith and by appropriate legal proceedings any such taxes levied or assessed by any taxing authority in respect to ownership of the Airplane.

Section  7.   Risk  of  Loss;  Insurance.
----------    --------------------------

          (a) Risk of Loss Prior to Closing. If any loss, damage, or destruction of any kind occurs with respect to either Airplane prior to the Closing, Seller may with the reasonable consent of the Buyer either (i) terminate this Agreement [with respect to that Airplane], in which case, neither party shall have any liability or other obligation to the other under this Agreement, or (ii) repair or cause to be repaired the loss, damage or destruction to the Airplane, in order to restore the Airplane to substantially the same condition as existed immediately prior to such loss, damage or destruction, prior to the time of delivery of the Airplane on the Closing and, if such repairs cannot be completed prior to such time, Seller may delay the Closing for up to and including 15 days, or, with Buyer's prior written consent, for a longer period. In the event the Closing [with respect to the sale of the damaged Airplane] is delayed longer than 15 days, and Buyer does not consent in writing to such extension, Buyer and Seller each shall have the right to terminate this Agreement [with respect to the sale of that Airplane] by giving written notice of termination to the other and, upon Seller's receipt of such written notice from Buyer, or upon Seller's giving of such written notice to Buyer, neither party shall have any liability or obligation to the other under this Agreement [with respect to the sale of that Airplane]. Seller shall be responsible for and shall protect, defend, indemnify and hold harmless Buyer from and against any and all losses, claims, liabilities, damages, taxes, expenses, actions and causes of action, including but not limited to reasonable attorney's fees, arising out of or in connection with the use, ownership or operation of the Airplanes, prior to the Closing, including liability to third parties for property damages, personal injury or death.

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          (b)     Risk  of  Loss  Upon  Closing.  Exclusive  care,  custody  and control of the Airplanes, and all risk of loss, damage or destruction to the Airplanes from any cause whatsoever, including risks of damage to or loss or destruction of the Airplanes and liability to third parties for property damages, personal injury or death (excluding any liability arising out of a condition or defect existing in an Airplane at the time of delivery thereof to Buyer hereunder, but warranted against in Section 4(a)) shall pass to and be
assumed  by  Buyer  upon  delivery  of  the Airplanes to Buyer hereunder.   Upon
delivery of the Airplanes in accordance with the provisions of Section 3 and effective as of the Closing, Buyer shall assume all responsibility in connection with the Airplanes and all risks incident to ownership, maintenance, repair, use and modification thereof and is responsible for and shall protect, defend, indemnify and hold harmless Seller from and against any and all losses, claims, liabilities, damages, taxes, expenses, actions and causes of action, including but not limited to reasonable attorney's fees, arising out of the use, ownership or operation of the Airplanes from and after the Closing, including damage to or destruction or loss of the Airplanes and liability to third parties for property damage, personal injury or death.

Section  8.  Miscellaneous.
----------   -------------

          (a) Assignment of Warranties. Effective as of the time of delivery of the Airplane to, and acceptance thereof by, Buyer on the Closing Date, Seller hereby assigns to Buyer, without representation, warranty or recourse of any kind, any warranties, if any, to the extent assignable, of manufacturers and maintenance and overhaul agencies related to the Airplanes and will give notice of such assignment to any such manufacturers and maintenance and overhaul agencies as Buyer may reasonably request.

          (b) Notice. All notices required or permitted hereunder shall be in writing and shall be either personally delivered or telecopied, telexed or sent by a courier service or mailed by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

     Buyer:              ARCH  Air  Medical  Service,  Inc.
                         c/o  Mercy  Air  Service,  Inc.
                         1670  Miro  Way
                         Rialto,  CA  929376
                         Attention:  President

                         Fax  No.:     (909)357-1009
                         Tel. No.:     (909)437-7009

     with copies to:     Air  Methods  Corporation
                         7301  S.  Peoria
                         Englewood,  CO  80112
                         Attention:  President  and  CEO

                         Fax  No.:     (303)792-4780
                         Tel. No.:     (303)792-7412
                         and  to

                         Davis,  Graham  &  Stubbs  LLP
                         370  17th  Street,  Suite  4700
                         Denver,  CO  80202
                         Attention:  Lester  R.  Woodward,  Esq.

                         Fax  No.:     (303)893-1379
                         Tel. No.:     (303)892-9400

     Seller:             SkyLife  Aviation,  L.L.C.
                         2207  Scott  Avenue
                         St.  Louis,  MO  63103
                         Attention:  Robert  F.  Stumpf

                         Fax  No.:     (314)621-6422
                         Tel. No.:     (314)621-1030

     with a copy to:     Lashly  &  Baer,  P.C.
                         714  Locust  Street
                         St.  Louis,  MO  63101
                         Attention:  Charles  E.  Valier

                         Fax  No.:     (314)621-6844
                         Tel. No.:     (314)621-2939

or at such other address for a party hereto as such party gives to the other from time to time through proper notice. Any such notice shall be effective and shall be deemed to have been given when received at the addresses set forth above, as such addresses are modified as set forth above.

          (c) Assignment. This Agreement and the rights and obligations created hereunder, shall not be assignable or delegable by either party without the prior written consent of the other, which consent shall not be unreasonably withheld.

          (d) Nonwaiver; Remedies Cumulative. No covenant or condition of this Agreement can be waived except by the written consent of the party to be charged with such waiver. No waiver by Seller or Buyer of any event of default hereunder shall in any way be, or be construed to be, a waiver of any other or subsequent event of default. Forbearance or indulgence by Seller or Buyer in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Seller or Buyer to which such forbearance or indulgence may relate, and until complete performance by Seller or Buyer of such covenant or condition or the written waiver thereof by Seller or Buyer, Seller or Buyer shall be entitled to invoke any remedy available to Seller or Buyer under this Agreement or by law or in equity or otherwise despite such forbearance or indulgence.

          (e) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.

          (f) Severability. Any provision of this Agreement which may be prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction only, without invalidating the remaining provisions hereof in such jurisdiction and without invalidating any of the provisions hereof in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provisions of law which render any provisions hereof prohibited or unenforceable in any respect.

          (g) Further Assurances. Seller and Buyer will promptly, at any time and from time to time, execute and deliver to each other such further instruments and documents, and take such further action, as Seller or Buyer, as the case may be, may from time to time reasonably request and which are necessary to carry out this Agreement and to establish and protect the rights, interests, and remedies created in favor of Seller or Buyer.

          (h) Headings. The titles of the sections of this Agreement have been inserted for the convenience of the parties, and are not an aid in the interpretation of this Agreement.

          (i) Written Changes Only. This Agreement, including the Schedule and Exhibits hereto, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, relating to such subject matter. No term or provision of this Agreement may be changed or waived orally, but only by an instrument in writing signed by the parties hereto.

          (j) Broker. Buyer hereby represents to Seller that it has not directly or indirectly employed or otherwise procured any broker in connection with the purchase of the Airplane hereunder. Seller hereby represents to Buyer that it has not directly or indirectly employed or otherwise procured any broker other than Stifel, Nicolaus & Company, Incorporated in connection with the sale of the Airplane, and Seller agrees that all compensation of any kind payable to any such party is the sole responsibility of Seller.

Section  9.  Counterparts.
-----------  ------------

          This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (which delivery may be made by facsimile) shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have set their hands and seals.

                                             BUYER:

                                             ARCH  Air  Medical  Service,  Inc.


                                             By:  /s/  David  L.  Dolstein
                                                  ------------------------
                                             Title:  President
                                                     ---------

                                             SELLER:

                                             SKYLIFE  AVIATION,  L.L.C.


                                             By:  /s/  James  R.  Kimmey,  M.D.
                                                  -----------------------------
                                             Title:  Designated  Officer
                                                    -------------------

                                 "ATTACHMENT A"
                         TO AIRCRAFT PURCHASE AGREEMENT
                    MADE AND ENTERED INTO AS APRIL ___, 2000


                                    AIRCRAFT
                                    --------


                                 1979 Beech B100
                           S/N:  BE-64    REG: N4490M

                                 1979 Beech B100
                            S/N: BE-27     REG: N8THE


Both  with  aircraft  medical  interiors

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